Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Thursday, October 19, 2017
COMPANY CONTACT:
Shannon Okinaka, EVP & CFO - (808) 835-3700
Shannon.Okinaka@HawaiianAir.com

INVESTOR RELATIONS CONTACT:
Daniel Wong, Sr. Director - (808) 835-3291
Investor.Relations@HawaiianAir.com

MEDIA RELATIONS CONTACT:
Alison Croyle, Sr. Director - (808) 835-3886
Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2017 Third Quarter Financial Results

HONOLULU — October 19, 2017 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2017.

Third Quarter 2017 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$74.6M	($27.9M)	$102.6M	$(0.5)M
Diluted EPS	$1.39	($0.52)	$1.92	$—
Pre-tax Margin	16.6%	(7.8) pts.	22.8%	(1.8) pts.

 "The third quarter’s excellent results add to the great year we are having," said Mark Dunkerley, Hawaiian Airlines president and CEO. "Apart from the helpful environment characterized by low fuel prices, manageable industry capacity and strong demand for the Hawaii vacation, our team is doing a terrific job improving the company and widening the gap between us and our competitors."

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

On October 12, 2017, the Company announced the initiation of a quarterly cash dividend of 12 cents per share to be paid on November 30, 2017 to all stockholders of record as of November 17, 2017.

In addition, the Company repurchased approximately 1.1 million shares of common stock for approximately $46.2 million in the third quarter, which leaves $49.5 million remaining under its share repurchase program.

As of September 30, 2017, the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $619 million
·                  Outstanding debt and capital lease obligations of $506 million

Third Quarter 2017 Highlights

People

•
Contributed $134.6 million during the quarter to employee benefit plans, comprised of a one-time payment of $18.5 million to fully fund and terminate the Hawaiian Airlines, Inc. Salaried & IAM Merged Pension Plan, a one-time payment of $101.9 million to settle a portion of the post-65 medical plan obligation in connection with the ratification of a contract amendment with the Air Line Pilots Association, representing its pilots, and a contribution of approximately $14.2 million, $12.7 million above the minimum required, to further reduce pension obligations.

Operational

•	Ranked #1 nationally for on-time performance for the months of June, July, and August 2017 as reported in the U.S. Department of Transportation Air Travel Consumer Report.

Partnerships

•
Announced a new partnership with Japan Airlines (JAL) that provides for extensive code sharing, lounge access and frequent flyer program reciprocity, taking effect on March 25, 2018 (subject to government approval). Also announced the intention to establish a joint venture with JAL designed to provide even more choices, convenience and enhancements to the traveling public to/from Japan and beyond to multiple Asian markets.

Increased frequencies

•
Announced the expansion of non-stop service between Honolulu’s Daniel K. Inouye International Airport (HNL) and New Zealand’s Auckland Airport (AKL) with up to five non-stop flights weekly beginning March 2018.

Product and loyalty

•
Continued remodeling the A330 fleet with the addition of lie flat premium seats and increased Extra Comfort capacity. Also announced the introduction of remodeled A330 aircraft to its non-stop service between Honolulu’s Daniel K. Inouye International Airport (HNL) and Sapporo’s New Chitose Airport (CTS) starting February 2018.

Fleet and financing

•	Took delivery of its 24th A330-200 in September.

•	Took delivery of its first ATR 72 turboprop aircraft in an all-cargo configuration in September.

Fourth Quarter and Full Year 2017 Outlook

The table below summarizes the Company’s expectations for the fourth quarter and full year ending December 31, 2017, expressed as an expected percentage change compared to the results for the quarter and full year ended December 31, 2016, as applicable.

The Company has revised its guidance range for economic fuel cost per gallon for the full year ending December 31, 2017 due to higher than expected year-to-date fuel costs and the forward fuel price curve as of October 9, 2017.

The Company is also providing a guidance range for operating revenue per ASM and has adjusted its guidance ranges for cost per ASM excluding fuel and special Items, ASMs, and gallons of jet fuel consumed for the full year ending December 31, 2017.

	Fourth Quarter		GAAP Fourth Quarter
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM excluding fuel and special items (a)	Up 3.5% to up 6.5%	Cost per ASM (a)	Down 10.3% to down 13.5%
Operating revenue per ASM	Down 1.0% to up 2.0%
ASMs	Up 4.0% to up 6.0%
Gallons of jet fuel consumed	Up 5.0% to up 8.0%
Economic fuel cost per gallon (b)(c)	$1.75 to $1.85	Fuel cost per gallon (b)	$1.72 to $1.82

	Full Year		GAAP Full Year
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM excluding fuel and special items (a)	Up 6.0% to up 7.0%	Cost per ASM (a)	Up 3.6% to up 5.5%
Operating revenue per ASM	Up 5.0% to up 6.0%
ASMs	Up 3.0% to up 4.0%
Gallons of jet fuel consumed	Up 5.5% to up 6.5%
Economic fuel cost per gallon (b)(c)	$1.65 to $1.75	Fuel cost per gallon (b)	$1.64 to $1.74

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items.
(b) Fuel cost per gallon estimates are based on the October 9, 2017 fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (October 19, 2017) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian®, the world's most punctual airline as reported by OAG, has led all U.S. carriers in on-time performance for each of the past 13 years (2004-2016) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler and Travel + Leisure have ranked Hawaiian among the highest of all domestic airlines serving Hawai‘i.

Now in its 88th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline.

Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page (Hawaiian Airlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile, cost per available seat mile excluding fuel and special items, operating revenue per available seat mile, available seat miles, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon for the quarter and full year ending December 31, 2017; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016 (a)	% Change	2017	2016 (a)	% Change
Operating Revenue:
Passenger	$634,475	$591,496	7.3%	$1,765,275	$1,592,095	10.9%
Other	85,084	80,341	5.9%	243,804	225,512	8.1%
Total	719,559	671,837	7.1%	2,009,079	1,817,607	10.5%
Operating Expenses:
Aircraft fuel, including taxes and delivery	110,111	94,818	16.1%	316,423	248,516	27.3%
Wages and benefits	161,059	136,356	18.1%	466,772	395,718	18.0%
Aircraft rent	35,195	32,891	7.0%	102,883	92,345	11.4%
Maintenance, materials and repairs	49,396	51,812	(4.7)%	161,366	166,901	(3.3)%
Aircraft and passenger servicing	36,360	33,971	7.0%	104,569	93,245	12.1%
Commissions and other selling	32,930	29,480	11.7%	98,668	93,936	5.0%
Depreciation and amortization	28,447	27,495	3.5%	83,787	81,629	2.6%
Other rentals and landing fees	30,989	28,926	7.1%	86,763	78,338	10.8%
Purchased services	24,736	25,614	(3.4)%	79,428	72,889	9.0%
Special items	—	—	—%	23,450	—	100.0%
Other	36,585	31,565	15.9%	101,376	94,279	7.5%
Total	545,808	492,928	10.7%	1,625,485	1,417,796	14.6%
Operating Income	173,751	178,909	(2.9)%	383,594	399,811	(4.1)%
Nonoperating Income (Expense):
Other nonoperating special items	(50,202)	—		(50,202)	—
Interest expense and amortization of debt discounts and issuance costs	(7,578)	(8,539)		(23,292)	(28,453)
Interest income	1,861	1,113		4,480	3,044
Capitalized interest	2,416	719		6,258	1,407
Gains (losses) on fuel derivatives	3,282	(3,601)		(10,228)	15,421
Loss on extinguishment of debt	—	—		—	(9,993)
Other components of net periodic benefit cost	(3,792)	(5,054)		(13,293)	(15,218)
Other, net	(100)	612		3,161	9,884
Total	(54,113)	(14,750)		(83,116)	(23,908)
Income Before Income Taxes	119,638	164,159		300,478	375,903
Income tax expense	45,072	61,705		108,567	142,413
Net Income	$74,566	$102,454		$191,911	$233,490
Net Income Per Share
Basic	$1.40	$1.92		$3.59	$4.37
Diluted	$1.39	$1.91		$3.57	$4.35
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,185	53,427		53,456	53,488
Diluted	53,509	53,588		53,799	53,715

(a) The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. Accounting Standard Update 2017-07 (ASU 2017-07) is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption only permitted for the Company in the first quarter of 2017, provided all provisions of the ASU are adopted. The Company early adopted this standard during the first quarter of 2017. The adoption of ASU 2017-07 resulted in a reclassification of $5.1 million and $15.2 million from wages and benefits to other components of net periodic benefit cost on the Company's consolidated statement of operations for the three months and nine months ended September 30, 2016, respectively.

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended September 30,						Nine months ended September 30,
	2017		2016		% Change		2017		2016		% Change
	(in thousands, except as otherwise indicated)						(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	3,000		2,916		2.9%		8,588		8,317		3.3%
Revenue passenger miles (RPM)	4,290,499		4,166,487		3.0%		12,187,344		11,554,522		5.5%
Available seat miles (ASM)	4,946,678		4,887,608		1.2%		14,203,112		13,805,563		2.9%
Passenger revenue per RPM (Yield)	14.79	¢	14.20	¢	4.2%		14.48	¢	13.78	¢	5.1%
Passenger load factor (RPM/ASM)	86.7%		85.2%		1.5	pt.	85.8%		83.7%		2.1	pt.
Passenger revenue per ASM (PRASM)	12.83	¢	12.10	¢	6.0%		12.43	¢	11.53	¢	7.8%
Total Operations (a) :
Revenue passengers flown	3,001		2,918		2.9%		8,592		8,321		3.3%
Revenue passenger miles (RPM)	4,293,095		4,170,671		2.9%		12,190,846		11,559,795		5.5%
Available seat miles (ASM)	4,950,800		4,894,768		1.1%		14,208,642		13,813,955		2.9%
Operating revenue per ASM (RASM)	14.53	¢	13.73	¢	5.8%		14.14	¢	13.16	¢	7.4%
Operating cost per ASM (CASM)	11.02	¢	10.07	¢	9.4%		11.44	¢	10.26	¢	11.5%
CASM excluding aircraft fuel and special items (b)	8.80	¢	8.13	¢	8.2%		9.04	¢	8.46	¢	6.9%
Aircraft fuel expense per ASM (c)	2.22	¢	1.94	¢	14.4%		2.23	¢	1.80	¢	23.9%
Revenue block hours operated	49,384		47,534		3.9%		141,955		134,627		5.4%
Gallons of jet fuel consumed	67,160		64,918		3.5%		193,404		182,471		6.0%
Average cost per gallon of jet fuel (actual) (c)	$1.64		$1.46		12.3%		$1.64		$1.36		20.6%
Economic fuel cost per gallon (c)(d)	$1.68		$1.50		12.0%		$1.65		$1.53		7.8%

(a)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(b)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items.

(c)	Includes applicable taxes and fees.

(d)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$110,111	$94,818	16.1%	$316,423	$248,516	27.3%
Realized losses on settlement of fuel derivative contracts	2,787	2,525	10.4%	2,100	30,349	(93.1)%
Economic fuel expense	$112,898	$97,343	16.0%	$318,523	$278,865	14.2%
Fuel gallons consumed	67,160	64,918	3.5%	193,404	182,471	6.0%
Economic fuel costs per gallon	$1.68	$1.50	12.0%	$1.65	$1.53	7.8%

	Estimated three months ending December 31, 2017			Estimated full year ending December 31, 2017
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$111,576	to	$121,471	$421,148	to	$451,175
Realized losses on settlement of fuel derivative contracts	1,700		1,700	3,800		3,800
Economic fuel expense	$113,276	to	$123,171	$424,948	to	$454,975
Fuel gallons consumed	64,729	to	66,579	257,544	to	259,986
Economic fuel costs per gallon	$1.75	to	$1.85	$1.65	to	$1.75

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. The Company believes that excluding the impact of these derivative adjustments helps investors analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

•	Loss on extinguishment of debt, net of tax, is excluded to help investors analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

•
The collective bargaining charge related to (1) a one-time payment to reduce the future 401K employer contribution for certain pilot groups, and (2) a one-time true up of the pilot vacation accrual at the new negotiated contract rates. The loss on sale of aircraft was a result of a sale-leaseback transaction covering three Boeing 767 aircraft as part of the planned exit from its 767 fleet. In 2016, the Hawaiian Airlines, Inc. Pension Plan for Salaried Employees (the Salaried Plan) was consolidated into the Hawaiian Airlines, Inc. Pension Plan for Employees Represented by the International Association of Machinists (IAM), which established the Hawaiian Airlines, Inc. Salaried & IAM Merged Pension Plan (the Merged Plan). At that time, the net liabilities of the Salaried Plan were transferred to the Merged Plan. In August 2017, the Company terminated the Merged Plan and recorded a one-time nonoperating special charge of $35.2 million. The Company also settled a portion of its pilots' other post-retirement medical plan liability and recorded a one-time nonoperating special charge of $15.0 million. These one-time charges are considered special items by the Company and are not expected to represent ongoing expenses. The Company believes that excluding such special items helps investors analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

	Three months ended September 30,				Nine months ended September 30,
	2017		2016		2017		2016
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
GAAP net income, as reported	$74,566	$1.39	$102,454	$1.91	$191,911	$3.57	$233,490	$4.35
Add (deduct): changes in fair value of derivative contracts	(6,069)	(0.11)	1,076	0.02	8,128	0.15	(45,770)	(0.85)
Add: loss on extinguishment of debt	—	—	—	—	—	—	9,993	0.19
Add: special items
Operating
Loss on sale of aircraft	—	—	—	—	4,771	0.09	—	—
Collective bargaining charge	—	—	—	—	18,679	0.35	—	—
Nonoperating
Partial settlement and curtailment loss	15,001	0.28	—	—	15,001	0.28	—	—
Loss on plan termination	35,201	0.66	—	—	35,201	0.65	—	—
Total special items	50,202	0.94	—	—	73,652	1.37	—	—
Add (deduct): tax effect of adjustments	(16,091)	(0.30)	(409)	(0.01)	(29,817)	(0.55)	13,595	0.25
Adjusted net income	$102,608	$1.92	$103,121	$1.92	$243,874	$4.54	$211,308	$3.94

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016 (a)
Income Before Income Taxes, as reported	$119,638	$164,159	$300,478	$375,903
Add (deduct): changes in fair value of derivative contracts	(6,069)	1,076	8,128	(45,770)
Add: loss on extinguishment of debt	—	—	—	9,993
Add: special items
Operating
Loss on sale of aircraft	—	—	4,771	—
Collective bargaining charge	—	—	18,679	—
Nonoperating
Partial settlement and curtailment loss	15,001	—	15,001	—
Loss on plan termination	35,201	—	35,201	—
Total special items	50,202	—	73,652	—
Adjusted Income Before Income Taxes	163,771	165,235	382,258	340,126

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016 (a)	2017	2016 (a)
GAAP operating expenses	$545,808	$492,928	$1,625,485	$1,417,796
Less: aircraft fuel, including taxes and delivery	(110,111)	(94,818)	(316,423)	(248,516)
Less: special items
Operating
Loss on sale of aircraft	$—	$—	$(4,771)	$—
Collective bargaining charge	$—	$—	$(18,679)	$—
Total special items	$—	$—	$(23,450)	$—
Adjusted operating expenses - excluding aircraft fuel and special items	$435,697	$398,110	$1,285,612	$1,169,280
Available Seat Miles	4,950,800	4,894,768	14,208,642	13,813,955
CASM - GAAP	11.02 ¢	10.07 ¢	11.44 ¢	10.26 ¢
Less: aircraft fuel	(2.22)	(1.94)	(2.23)	(1.80)
Less: special items
Operating
Loss on sale of aircraft	—	—	(0.04)	—
Collective bargaining charge	—	—	(0.13)	—
Total special items	—	—	(0.17)	—
CASM - excluding aircraft fuel and special items	8.80 ¢	8.13 ¢	9.04 ¢	8.46 ¢

(a) The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. Accounting Standard Update 2017-07 (ASU 2017-07) is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption only permitted for the Company in the first quarter of 2017, provided all provisions of the ASU are adopted. The Company early adopted this standard during the first quarter of 2017. The adoption of ASU 2017-07 resulted in a reclassification of $5.1 million and $15.2 million from wages and benefits to other components of net periodic benefit cost on the Company's consolidated statement of operations for the three months and nine months ended September 30, 2016, respectively.

	Estimated three months ending December 31, 2017					Estimated full year ending December 31, 2017
GAAP operating expenses	$555,349		to	$586,888		$2,170,820	to	$2,234,049
Less: aircraft fuel, including taxes and delivery	(111,576)		to	(121,471)		(421,148)	to	(451,175)
Less: special items
Operating
Loss on sale of aircraft	—			—		(4,771)		(4,771)
Collective bargaining charge	—			—		(18,679)		(18,679)
Total special items	$—			$—		$(23,450)		$(23,450)
Adjusted operating expenses - excluding aircraft fuel and special items	$443,773		to	$465,417		$1,726,222	to	$1,759,424
Available Seat Miles	4,753,506		to	4,844,920		18,936,175	to	19,120,021
CASM - GAAP	11.68	¢	to	12.11	¢	11.46 ¢	to	11.68 ¢
Less: aircraft fuel	(2.34)		to	(2.50)		(2.22)	to	(2.36)
Less: special items
Operating
Loss on sale of aircraft	—		to	—		(0.02)	to	(0.02)
Collective bargaining charge	—		to	—		(0.10)	to	(0.10)
Total special items	—	¢		—	¢	(0.12)¢		(0.12)¢
CASM - excluding aircraft fuel and special items	9.34	¢	to	9.61	¢	9.12 ¢	to	9.20 ¢
Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts, losses on extinguishment of debt, and special items from pre-tax margin for the same reasons as described above.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Pre-Tax Margin, as reported	16.6%	24.4%	15.0%	20.7%
Add (deduct): changes in fair value of derivative contracts	(0.8)%	0.2%	0.4%	(2.5)%
Add: loss on extinguishment of debt	—%	—%	—%	0.5%
Add: special items
Operating
Loss on sale of aircraft	—%	—%	0.2%	—%
Collective bargaining charge	—%	—%	0.9%	—%
Nonoperating
Post retirement benefits related	7.0%	—%	2.5%	—%
Total special items	7.0%	—%	3.6%	—%
Adjusted Pre-Tax Margin	22.8%	24.6%	19.0%	18.7%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	September 30, 2017
Debt and capital lease obligations	$506,118
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	945,721
Adjusted debt and capital lease obligations	$1,451,839

EBITDAR:
Income Before Income Taxes	$304,039
Add back:
Interest and amortization of debt discounts and issuance costs	31,451
Depreciation and amortization	110,286
Aircraft rent	135,103
EBITDAR	$580,879

Adjustments:
Add: changes in fair value of derivative contracts	6,221
Add: loss on extinguishment of debt	480
Add: special items
Operating
Impairment charge (a)	49,361
Termination charge (a)	21,000
Bonuses and a proposed collective bargaining agreement payment (a)	38,781
Loss on sale of aircraft	4,771
Collective bargaining charge	18,679
Nonoperating
Partial settlement and curtailment loss	15,001
Loss on plan termination	35,201
Total special items	182,794
Adjusted EBITDAR	$770,374

Leverage Ratio	1.9	x

(a) For additional details, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016.